UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2015

CHECKPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11257	22-1895850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Wolf Drive,
Thorofare, NJ 08086
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 856-848-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, Checkpoint Systems, Inc. (the “Company”) appointed James M. Lucania as Acting Chief Financial Officer of the Company, effective March  23, 2015. Mr. Lucania will replace Jeffrey O. Richard, who is resigning as Executive Vice President and Chief Financial Officer of the Company, effective March 23, 2015.

Mr. Lucania, age 36, has been Vice President of Finance and Treasurer of the Company since 2012.  Prior to joining the Company, Mr. Lucania worked at Miller Buckfire & Co., LLC, an independent investment bank and advisory firm, from 2001 to 2005 and 2009 to 2012, where he served most recently as a Vice President and led large-scale corporate restructuring, M&A, and public and private financing transactions.

Mr. Lucania will receive a base annual salary of $275,000 and will be eligible to receive a bonus of 40% of his annualized salary based upon achievement.  In addition, Mr. Lucania will participate in the Company's Long-Term Incentive Compensation Plan and continue to participate in those benefits offered to current employees.

The press release issued by the Company announcing Mr. Lucania’s appointment and Mr. Richard’s resignation is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 23, 2015, issued by Checkpoint Systems, Inc.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.
Dated: March 23, 2015	By:	/s/ Bryan T. R. Rowland
Bryan T. R. Rowland Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 23, 2015, issued by Checkpoint Systems, Inc.